EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-08843 of MCII Holdings (USA) Inc. of our reports dated February 24, 1995 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/Deloitte & Touche LLP
Phoenix, Arizona
October 23, 1996